Exhibit 5.1

June 2, 2014

Lumenis Ltd.
Yokneam Industrial Park
P.O. Box 240
Yokneam 2069204
Israel

Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as Israeli counsel to Lumenis Ltd., a company organized under the laws of the State of Israel (the “Company”), in connection with the registration statement on Form S-8 (the “Registration Statement”) filed with the U.S. Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), covering up to an additional 941,177 ordinary shares of the Company, par value New Israeli Shekel 0.85 per share (the “Shares”), authorized for issuance under the Lumenis Ltd. 2007 Share Incentive Plan, as amended (the “Plan”).

We understand the background for the Registration Statement to be as follows: as a result of a recapitalization effected by the Company in connection with the recent initial public offering (the “Offering”) of the Company’s ordinary B shares, par value NIS 0.85 per share (“Ordinary B Shares”), which priced on February 27, 2014, the Shares covered by this Registration Statement will be issued together with Ordinary B Shares under the Plan during the approximate 180 day period following the Offering. The issuance of those Ordinary B Shares is covered by a separate registration statement on Form S-8 being filed by the Company on or about the date hereof (the “Other Form S-8”). Upon the expiration of that 180 day period post-Offering, a reclassification will be effective with respect to the Company’s capital stock (the “Reclassification”), pursuant to which all Shares covered by the Registration Statement will be reclassified as Ordinary B Shares, and outstanding options to purchase Shares will instead be exercisable solely for Ordinary B Shares.  The issuance of those additional Ordinary B Shares following the Reclassification is also covered by the Other Form S-8.  Our current opinion letter relates to, and assumes, the issuance of the Shares solely up until the effectiveness of the Reclassification.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Plan, the Registration Statement, the Company’s amended Memorandum of Association and amended and restated Articles of Association (the “Articles”), and such other certificates, resolutions, minutes and other statements of corporate officers and other representatives of the Company and other documents provided to us by the Company as we have deemed necessary or appropriate as a basis for this opinion.

In rendering an opinion on the matters hereinafter set forth, we have assumed the authenticity of all original documents submitted to us as certified, conformed or photographic copies thereof, the genuineness of all signatures and the due authenticity of all persons executing such documents.  We have assumed the same to have been properly given and to be accurate.  We have also assumed the truth of all facts communicated to us by the Company and that all consents, minutes and protocols of meetings of the Company’s board of directors which have been provided to us are true and accurate and have been properly prepared in accordance with the Articles and all applicable laws.  In addition, we have assumed that the Company will receive the full consideration for the Shares (which may consist, in part or in full, of services performed for the Company).

Members of our firm are admitted to the Bar of the State of Israel, and we do not express any opinion as to the laws of any other jurisdiction.  This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated herein.

Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and reserved for issuance and, when issued and paid for, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement.  In giving this opinion and such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder or Item 509 of Regulation S-K promulgated under the Securities Act.

This opinion letter is rendered as of the date hereof and we disclaim any obligation to advise you of facts, circumstances, events or developments that may be brought to our attention after the effective date of the Registration Statement that may alter, affect or modify the opinions expressed herein.

Very truly yours, /s/ Meitar Liquornik Geva Leshem Tal Meitar Liquornik Geva Leshem Tal